8x8, Inc. Reports Second Quarter Fiscal 2021 Financial Results

Service revenue growth of 19% year-over-year

Initiates Full-Year Fiscal 2021 Financial Outlook with 18% to 19% Service Revenue Growth

CAMPBELL, CA. - October 28, 2020 - 8x8, Inc. (NYSE: EGHT), a leading integrated cloud communications platform, today reported financial results for the second quarter of fiscal 2021 ended September 30, 2020.

Second Quarter Fiscal 2021 Financial Results Highlights:

•Total revenue increased 17.9% year-over-year to $129.1 million.
•Service revenue increased 19.3% year-over-year to $120.9 million.
•GAAP Pre-Tax Loss was $38.3 million; Non-GAAP Pre-Tax Loss was $3.3 million.

“Our go-to-market strategy and unique value proposition as the only, single-vendor open communications platform are clearly paying off,” said Vik Verma, Chief Executive Officer at 8x8, Inc. “We delivered a strong quarter across the board and we have a clear line of sight to both profitability and continued growth. This reflects the significant strides made in unlocking the operating leverage in the company as well as strong demand for our platform with mid-market and enterprise customers.”

Q2 Fiscal 2021 Business Metrics and Highlights:

Financial and Business Metrics

•Bookings:
◦Bookings greater than $100K ARR: Closed a record 48 new customer deals in the second quarter of fiscal 2021 with ARR (annual recurring revenue) greater than $100,000, an increase of 60% from the same period last year. These deals represented 42% of new bookings for the quarter and included 22 upsell and cross-sell deals.
◦Channel bookings grew 23% year-over-year and represented 59% of new bookings.
◦Contact center bookings grew to 32% of total new bookings which represented 62% year-over-year growth.
•Annual recurring revenue (ARR):
◦Total ARR grew to $467.1 million, an increase of 20% from the same period last year.
◦Total ARR greater than $100K: 670 customers generated ARR greater than $100,000, compared with 536 customers in the same period last year, a 25% year-over-year growth.
◦Strong ARR growth by customer size:
▪Small Business customers (defined as companies whose annual revenue is less than $50 million) comprised 54% of total ARR which grew 11% year-over-year.
▪Mid-market customers (defined as companies whose annual revenue is between $50 million and $1 billion) comprised 27% of total ARR which grew 25% year-over-year.
▪Enterprise customers (defined as companies whose annual revenue is more than $1 billion) comprised 20% of total ARR which grew 44% year-over-year.
•GAAP gross margin was 56%, compared with 55% in the same period last year. Non-GAAP gross margin was 61%, compared with 58% in the same period last year.
•GAAP service margin was 63%, compared with 65% in the same period last year. Non-GAAP service margin was 67%, compared with 68% in the same period last year.
•Cash used in operating activities was $3.8 million. Cash, restricted cash, and investments were $175.0 million at September 30, 2020 and $186.3 million at June 30, 2020.

Company Highlights
•Appointed Mr. Steve Seger as Chief Revenue Officer.
•Added Value-Added Resellers (VARs) including CERA Enterprises, Morgan Birge, and Spectrotel from the US and Adept Technology, Bistesh, Britannic Technologies, Midland Telecom & IT, and OneCom from the UK.

Product Innovation Highlights & Industry Awards
•Expanded global capabilities in Latin America, Europe, Africa, and Central and East Asia, and are now providing complete PSTN replacement in 42 countries across six continents.
•Awarded International Vendor of the Year from AVANT.
•Awarded Partners' Choice Award – Top Overall Supplier by Intelisys, Inc., a ScanSource company.
•Ended the quarter with a total of 246 patents awarded.

Q3 and F2021 Financial Outlook:

Third Quarter Fiscal 2021 Financial Outlook Ending December 31, 2020:

•Total Revenue guidance in the range of $132.0 million to $133.0 million, representing approximately 11% to 12% year-over-year growth.
•Service Revenue guidance in the range of $124.0 million to $125.0 million, representing approximately 12% to 13% year-over-year growth.
•Non-GAAP Pre-Tax Loss guidance of approximately $3.0 million.

Full-Year Fiscal 2021 Financial Outlook Ending March 31, 2021:

•Total Revenue guidance in the range of $519.0 million to $522.0 million, representing approximately 16% to 17% year-over-year growth.
•Service Revenue guidance in the range of $489.0 million to $492.0 million, representing approximately 18% to 19% year-over-year growth.
•Non-GAAP Pre-Tax Loss guidance of approximately $16.0 million.

The Company does not reconcile its forward-looking estimates of non-GAAP Pre-Tax Income (Loss) to the corresponding GAAP measures of GAAP Net Income (Loss) due to the significant variability of, and difficulty in making accurate forecasts and projections with regards to, the various expenses it excludes. For example, although future hiring and retention needs may be reasonably predictable, stock-based compensation expense depends on variables that are largely not within the control of nor predictable by management, such as the market price of 8x8 common stock, and may also be significantly impacted by events like acquisitions, the timing and nature of which are difficult to predict with accuracy. Similarly, impairments and other items are difficult to predict as they may depend on future events and external factors outside the Company's control. The actual amounts of these excluded items could have a significant impact on the Company's GAAP Pre-Tax Income (Loss). Accordingly, management believes that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure are not available without unreasonable effort. All projections are on a non-GAAP basis. See the Financial Metrics Sheet for Second Quarter Fiscal Year 2021 posted on the Company's investor relations website for the definition of operational and key business metrics referenced in this press release.

Conference Call Information:

Management will host a conference call to discuss earnings results on October 28, 2020 at 2 p.m. Pacific Time (5 p.m. Eastern Time). The call is accessible via the following numbers and webcast link:

Dial In:	(844) 343-9040 Domestic or (647) 689-5131 International; Conference ID #4019669
Replay:	(800) 585-8367 Domestic or (416) 621-4642 International; Conference ID #4019669
Webcast:	http://investors.8x8.com

Participants should plan to dial in or log on ten minutes prior to the start time. A telephonic replay of the call will be available until November 4, 2020. The webcast will be archived on 8x8's website for a period of 30 days. For additional information, visit http://investors.8x8.com.

About 8x8, Inc.

8x8, Inc. (NYSE: EGHT) is transforming the future of business communications as a leading cloud provider of voice, video, chat, contact center, and enterprise-class API solutions powered by one global communications platform. 8x8 empowers workforces worldwide to connect individuals and teams so they can collaborate faster and work smarter. Real-time business analytics and intelligence provide businesses unique insights across all interactions and channels so they can delight end-customers and accelerate their business. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, Twitter, and Facebook.

Non-GAAP Measures:

The Company has provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these non-GAAP financial measures internally in analyzing the Company's financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating 8x8's ongoing operating results and trends and in comparing financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

The Company defines non-GAAP Net Income (Loss) as Net Income (Loss) under GAAP, plus amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, debt amortization expense, certain legal and regulatory costs, certain severance and related termination costs, and the provision for income taxes.

The Company defines non-GAAP Net Income (Loss) per share as non-GAAP Net Income (Loss) divided by the weighted-average basic or diluted shares outstanding which includes the effect of potentially dilutive stock options and awards. Management believes that such exclusions facilitate comparisons to the Company's historical operating results and to the results of other companies in the same industry, and provides investors with information that management uses in evaluating the Company's performance on a quarterly and annual basis.

The Company discloses these non-GAAP financial measures to the public as an additional means by which investors can assess its performance. These non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. This reconciliation has been provided in the financial statement tables included below in this press release.

Forward Looking Statements:

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. These forward-looking statements, include but are not limited to: changing industry trends, operational and economic impacts of the COVID-19 pandemic, new product innovations and integrations, market demand for our products, channel and e-commerce growth, sales and marketing activities, strategic partnerships, business strategies, improved customer acquisition and support costs, customer churn, future operating performance and efficiencies, financial outlook, revenue growth, and profitability.

You should not place undue reliance on such forward-looking statements. Actual results could differ materially from those projected in forward-looking statements depending on a variety of factors, including, but not limited to: market acceptance of new or existing services and features we may offer from time to time; customer acceptance and demand for our cloud communication and collaboration services, including voice, contact center, video, messaging, and communication APIs; competitive pressures, and any changes in the competitive dynamics of the markets in which the Company competes; the impact of economic downturns on the Company and on its customers, including the impacts of the COVID-19 pandemic; the quality and reliability of our services; customer cancellations and rate of churn; the Company's ability to scale its business; the Company's reliance on infrastructure of third-party network services providers; risk of failure in its physical infrastructure; risk of defects or bugs in its software; risk of cybersecurity breaches and other unauthorized disclosures of customer data; the Company's ability to maintain the compatibility of its software with third-party applications and mobile platforms; continued compliance with industry standards and regulatory requirements, including privacy, in the United States and foreign countries in which the Company makes its software solutions available, and the costs of such compliance; risks relating to the acquisition and integration of businesses it has acquired or may acquire in the future, particularly if the acquired business operates in a different market space from the Company or is based in a region where it does not have significant operations; the amount and timing of costs associated with recruiting, training and integrating new employees; timing and extent of improvements in operating results from increased spending in marketing, sales, and research and development; upfront investments, including the cost to support new strategic initiatives such as the Company's cloud migration program with value-added resellers and other partners, to acquire more customers may not result in additional revenue from new or existing customers; introduction and adoption of the Company cloud software solutions in markets outside of the United States; risks related to the Company's senior convertible notes and the related capped call transactions; implementation and effects of new accounting standards and policies in its reported financial results; and potential future intellectual property infringement claims and other litigation that could adversely affect the Company's business and operating results.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

8x8, Inc.

Investor Relations:
Victoria Hyde-Dunn
1-669-333-5200
victoria.hyde-dunn@8x8.com

Media:
John Sun
1-408-692-7054
john.sun@8x8.com

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In thousands, except per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019
Service revenue	$120,942	$101,345	$235,125	$191,184
Other revenue	8,191	8,172	15,815	15,008
Total revenue	129,133	109,517	250,940	206,192

Cost of revenue and operating expenses:
Cost of service revenue	44,803	35,813	85,799	61,113
Cost of other revenue	11,693	13,884	22,830	26,275
Research and development	21,567	19,434	43,061	37,765
Sales and marketing	61,399	57,895	121,549	111,494
General and administrative	22,769	20,435	48,559	40,042
Total operating expenses	162,231	147,461	321,798	276,689
Loss from operations	(33,098)	(37,944)	(70,858)	(70,497)
Other income (expense), net	(5,178)	(2,732)	(9,103)	(4,296)
Loss before provision for income taxes	(38,276)	(40,676)	(79,961)	(74,793)
Provision for income taxes	137	256	365	404
Net loss	$(38,413)	$(40,932)	$(80,326)	$(75,197)

Net loss per share:
Basic and diluted	$(0.37)	$(0.42)	$(0.77)	$(0.77)
Weighted average number of shares:
Basic and diluted	104,620	98,353	104,116	97,356

8x8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands)

	September 30, 2020	March 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$121,848	$137,394
Restricted cash, current	6,917	10,376
Short-term investments	31,381	33,458
Accounts receivable, net	42,971	37,811
Deferred sales commission costs, current	26,334	22,444
Other current assets	39,088	35,679
Total current assets	268,539	277,162
Property and equipment, net	96,185	94,382
Operating lease, right-of-use assets	72,841	78,963
Intangible assets, net	19,959	24,001
Goodwill	130,152	128,300
Restricted cash, non-current	8,641	8,641
Long-term investments	6,181	16,083
Deferred sales commission costs, non-current	64,061	53,307
Other assets	20,685	19,802
Total assets	$687,244	$700,641
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$35,278	$40,261
Accrued compensation	28,698	22,656
Accrued taxes	11,574	10,251
Operating lease liabilities, current	9,498	5,875
Deferred revenue	9,452	7,105
Other accrued liabilities	21,913	37,277
Total current liabilities	116,413	123,425
Operating lease liabilities, non-current	87,462	92,452
Convertible senior notes, net	299,853	291,537
Other liabilities, non-current	9,057	2,496
Total liabilities	512,785	509,910
Stockholders' equity:
Common stock	106	103
Additional paid-in capital	688,116	625,474
Accumulated other comprehensive loss	(7,967)	(12,176)
Accumulated deficit	(505,796)	(422,670)
Total stockholders' equity	174,459	190,731
Total liabilities and stockholders' equity	$687,244	$700,641

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
(In thousands)

	Six Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(80,326)	$(75,197)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	22,638	16,668
Amortization of debt discount and issuance costs	8,317	6,397
Amortization of deferred sales commission costs	12,764	8,718
Allowance for credit losses	2,994	944
Operating lease expense, net of accretion	7,585	6,234
Stock-based compensation	48,101	30,988
Other	467	690
Changes in assets and liabilities:
Accounts receivable, net	(6,290)	(2,563)
Deferred sales commission costs	(26,811)	(20,498)
Other current and non-current assets	(7,532)	(17,418)
Accounts payable and accruals	1,350	(400)
Deferred revenue	3,675	922
Net cash used in operating activities	(13,068)	(44,515)
Cash flows from investing activities:
Purchases of property and equipment	(4,171)	(7,138)
Purchase of business	(3,459)	(58,741)
Cost of capitalized software	(16,158)	(14,339)
Proceeds from maturities of investments	30,071	8,545
Proceeds from sales of investments	219	30,639
Purchases of investments	(17,968)	(18,890)
Net cash used in investing activities	(11,466)	(59,924)
Cash flows from financing activities:
Finance lease payments	(70)	(227)
Tax-related withholding of common stock	(69)	(5,426)
Proceeds from issuance of common stock under employee stock plans	4,710	6,134
Net cash provided by financing activities	4,571	481
Effect of exchange rate changes on cash	958	511
Net decrease in cash, cash equivalents, and restricted cash	(19,005)	(103,447)
Cash, cash equivalents, and restricted cash, beginning of period	156,411	284,683
Cash, cash equivalents. and restricted cash, end of period	$137,406	$181,236

8x8, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Unaudited
(In thousands, except per share amount)

	Three Months Ended September 30,				Six Months Ended September 30,
	2020		2019		2020		2019
Reconciliation of GAAP to Non-GAAP Expenses:
GAAP cost of service revenue	$44,803		$35,813		$85,799		$61,113
Amortization of acquired intangible assets	(1,425)		(1,796)		(2,851)		(3,106)
Stock-based compensation expense and related employer payroll taxes(1)	(2,543)		(1,182)		(4,398)		(2,179)
Legal and regulatory costs	(157)		—		(157)		—
Severance and related termination costs	(583)		(276)		(1,427)		(276)
Non-GAAP cost of service revenue	$40,095		$32,559		$76,966		$55,552
Non-GAAP service margin (as a percentage of service revenue)	$80,847	66.8%	$68,786	67.9%	$158,159	67.3%	$135,632	70.9%

GAAP cost of other revenue	$11,693		$13,884		$22,830		$26,275
Stock-based compensation expense and related employer payroll taxes(1)	(1,190)		(757)		(2,027)		(1,491)
Severance and related termination costs	(45)		(142)		(75)		(142)
Non-GAAP cost of other revenue	$10,458		$12,985		$20,728		24,642
Non-GAAP other margin (as a percentage of other revenue)	$(2,267)	(27.7)%	$(4,813)	(58.9)%	$(4,913)	(31.1)%	$(9,634)	(64.2)%

Non-GAAP gross margin (as a percentage of revenue)	$78,580	60.9%	$63,973	58.4%	$153,246	61.1%	$125,998	61.1%

GAAP research and development	$21,567		$19,434		$43,061		$37,765
Stock-based compensation expense and related employer payroll taxes(1)	(8,547)		(4,217)		(15,324)		(8,081)
Acquisition and integration costs	(1)		(22)		(1)		(33)
Severance and related termination costs	(270)		(385)		(641)		(385)
Non-GAAP research and development (as a percentage of revenue)	$12,749	9.9%	$14,810	13.5%	$27,095	10.8%	$29,266	14.2%

GAAP sales and marketing	$61,399		$57,895		$121,549		$111,494
Amortization of acquired intangible assets	(402)		(507)		(1,204)		(721)
Stock-based compensation expense and related employer payroll taxes(1)	(7,364)		(5,340)		(13,333)		(9,261)
Acquisition and integration costs	—		(5)		—		(5)
Legal and regulatory costs	(1)		—		(4)		—
Severance and related termination costs	(244)		(673)		(740)		(673)
Non-GAAP sales and marketing (as a percentage of revenue)	$53,388	41.3%	$51,370	46.9%	$106,268	42.3%	$100,834	48.9%

	Three Months Ended September 30,				Six Months Ended September 30,
	2020		2019		2020		2019
GAAP general and administrative	$22,769		$20,435		$48,559		$40,042
Stock-based compensation expense and related employer payroll taxes(1)	(6,647)		(5,895)		(14,643)		(9,976)
Acquisition and integration costs	(47)		(457)		(190)		(1,679)
Legal and regulatory costs	(62)		370		(1,575)		825
Severance and related termination costs	(1,212)		(416)		(2,075)		(1,593)
Non-GAAP general and administrative (as a percentage of revenue)	$14,801	11.5%	$14,037	12.8%	$30,076	12.0%	$27,619	13.4%

GAAP other income and expense	$(5,178)		$(2,732)		$(9,103)		$(4,296)
Debt amortization expense	4,191		3,224		8,317		6,397
Non-GAAP other income and expense (as a percentage of revenue)	$(987)	(0.8)%	$492	0.4%	$(786)	(0.3)%	$2,101	1.0%

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss:
GAAP net loss	$(38,413)		$(40,932)		$(80,326)		$(75,197)
Amortization of acquired intangible assets	1,827		2,303		4,055		3,827
Stock-based compensation expense and related employer payroll taxes(1)	26,291		17,391		49,725		30,988
Acquisition and integration costs	48		484		191		1,717
Legal and regulatory costs	220		(370)		1,736		(825)
Severance and related termination costs	2,354		1,892		4,958		3,069
Debt amortization expense	4,191		3,224		8,317		6,397
Provision for income taxes	137		256		365		404
Non-GAAP net loss before taxes (as a percentage of revenue)	$(3,345)	(2.6)%	$(15,752)	(14.4)%	$(10,979)	(4.4)%	$(29,620)	(14.4)%
Non-GAAP tax expense	137		256		365		404
Non-GAAP net loss after taxes (as a percentage of revenue)	$(3,482)	(2.7)%	$(16,008)	(14.6)%	$(11,344)	(4.5)%	$(30,024)	(14.6)%

Shares used in computing non-GAAP net loss per share:
Basic and Diluted	104,620		98,353		104,116		97,356

GAAP net loss per share - Basic and Diluted	$(0.37)		$(0.42)		$(0.77)		$(0.77)
Non-GAAP net loss before taxes per share - Basic and Diluted	$(0.03)		$(0.16)		$(0.11)		$(0.30)

(1) Beginning for the three months ended December 31, 2019, certain employer payroll taxes related to stock-based compensation were included as a non-GAAP reconciling item. Such employer payroll taxes were included in the amounts for the three and six months ended September 30, 2020.